                                                                    EXHIBIT 25-2
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                       ---------------------------------


                               AMENDMENT NO. 1 TO
                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


                       ---------------------------------


CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                     ----

                             MERIDIAN TRUST COMPANY
              ---------------------------------------------------
              (Exact name of Trustee as specified in its charter)

        Pennsylvania                                    23-2332649
------------------------------                     -------------------
(jurisdiction of incorporation                      (I.R.S. Employer
or organization if not a U.S.                      Identification No.)
national bank)

35 North Sixth Street
Reading, Pennsylvania                                      19601
---------------------                                   -----------
(Address of principal                                    (Zip Code)
executive offices)


                               Michael G. Ruppel
                             35 North Sixth Street
                               Reading, PA 19601
                                (610)655-3151
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)



                              PECO ENERGY COMPANY
              ---------------------------------------------------
              (Exact name of obligor as specified in its charter)


          Pennsylvania                                         23-0970240
--------------------------------                            -------------------
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

2301 Market Street
Philadelphia, Pennsylvania                                         19101
--------------------------                                      -----------
(Address of principal                                           (Zip Code)
executive offices)


                                  DEBT SECURITIES
                      -----------------------------------
                      (Title of the indenture securities)

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
Item  16.        List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility and qualification.

         1. A copy of the articles of incorporation of the Trustee as now in effect (incorporated by reference to Exhibit 1 to Form T-1 filed in Form S-3 Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33- 43712)).

         2. Certificate of authority of the Trustee to commence business (incorporated by reference to Exhibit 2 to Form T-1 filed in Form S-3 Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33-43712)).

         3. Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1 filed in Form S-3 Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33-43712)).

         4. A copy of the existing by-laws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1 filed in Form S-3 Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33-43712)).

         5. A copy of the indenture referred to in Item 4, if the Obligor is in default. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the Trustee as of the close of business on June 30, 1995, published pursuant to law or the requirement of its supervising or examining authority.





                                      -2-
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                                   SIGNATURE

         Pursuant to the requirement of the Trust Indenture Act of 1939, the Trustee, Meridian Trust Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Reading and the Commonwealth of Pennsylvania, on the 23rd day of October, 1995.


                                           MERIDIAN TRUST COMPANY


                                  By:  /s/ Michael G. Ruppel
                                       ---------------------------------
                                  Name:    Michael G. Ruppel
                                  Title:   Relationship Officer

                                                                   EXHIBIT T-1-6

                           SCHEDULE RC - BALANCE SHEET
                                      FROM
                               REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                           MERIDIAN TRUST COMPANY
                    of MALVERN in the state of PENNSYLVANIA
                           at the close of business on
                                 March 31, 1995
                        filed in response to call made by
                          Comptroller of the Currency,
                 under title 12, United States Code, Section 161
                               Charter Number 540
                Comptroller of the Currency Northeastern District

                         SCHEDULE RC -- BALANCE SHEET

                                                                                                   Thousands
                                                                                                   of Dollars
                                                                                                   -----------
                                     ASSETS

Cash and balances due from depository institutions:
           Noninterest-bearing balances and currency and coin(1)(2) . . . . . . . . . . . .        $         5
           Interest-Bearing Balances(3) . . . . . . . . . . . . . . . . . . . . . . . . . .                502
Securities
           Held-to-maturity securities (from Schedule RC-B, column A) . . . . . . . . . . .                705
           Available-for-sale securities (from Schedule RC-B, column D) . . . . . . . . . .                  0
Federal funds sold and securities purchased under
           agreements to resell:
           Federal funds sold(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  0
           Securities purchased under agreements to resell(4) . . . . . . . . . . . . . . .                  0
Loans and lease financing receivables:
           Loans and leases, net of unearned income (from Schedule RC-C)         $134
           LESS:  Allowance for loan and lease losses                               0
           LESS: Allocated transfer risk reserve                                    0
                                                                               ------
           Loans and leases, net of unearned income,
              allowance and reserve (item 4.a minus 4.b and 4.c)  . . . . . . . . . . . . .                134
Trading assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  0
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . .              1,021
Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . . . . .                  0
Investments in unconsolidated subsidiaries and
           associated companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . .                  0
Customers' liability to this bank on acceptances
           outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  0
Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  0
Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              4,713
                                                                                                  ------------
           Total Assets  (sum of items 1 through 11)  . . . . . . . . . . . . . . . . . . .       $      7,080
                                                                                                  ============
           Losses deferred pursuant to 12 U.S.C. 1823(j)  . . . . . . . . . . . . . . . . .                  0
           Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
                 (sum of items 12.a and 12.b) . . . . . . . . . . . . . . . . . . . . . . .              7,080

(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income," and in Schedule RC-C, part 1.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."


                                           LIABILITIES
   Deposits:
   In domestic offices (sum of totals of columns A and C from Schedule RC-E) ..................................             0
       Noninterest-bearing(1) ............................................................................ $     0
       Interest-bearing ..................................................................................       0
   In foreign offices, Edge and Agreement subsidiaries, and IBFs .................................................
       Noninterest-bearing .......................................................................................
       Interest-bearing ..........................................................................................
   Federal funds purchased and securities sold under agreements to repurchase:
      Federal funds purchased (2) ................................................................................          0
      Securities sold under agreements to repurchase(3) ..........................................................          0
      Demand notes issued to U.S. Treasury .......................................................................          0
      Trading liabilities ........................................................................................          0
   Other borrowed money
      With original maturity of one year or less .................................................................          0
      With original maturity of more than one year ...............................................................          0
   Mortgage indebtedness and obligations under capitalized leases ................................................          0
   Bank's liability on acceptances executed and outstanding ......................................................          0
   Subordinated notes and debentures .............................................................................          0
   Other liabilities (from Schedule RC-G) ........................................................................      3,890
   Total liabilities (sum of items 13 through 20) ................................................................      3,890

   Limited-life preferred stock and related surplus ..............................................................          0
                                     EQUITY CAPITAL
   Perpetual preferred stock and related surplus .................................................................          0
   Common Stock  .................................................................................................        300
   Surplus (exclude all surplus related to preferred stock) ......................................................        478
      Undivided profits and capital reserves .....................................................................      2,412
      Net unrealized holding gains (losses) on available-for-sale securities .....................................          0
   Cumulative foreign currency translation adjustments ...........................................................
      Total equity capital (sum of items 23 through 27) ..........................................................      3,190
      Losses deferred pursuant to 12 U.S.C. 1823(j) ..............................................................          0
      Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 28.a
      and 28.b) ..................................................................................................      3,190
   Total liabilities, limited-life preferred stock, equity capital, and losses deferred pursuant to
   12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c) .............................................................      7,080

   Memorandum
   To be reported only with the March Report of Condition.
    1. Indicate in the box at the right the number of the statement below that best describes the
       most comprehensive level of auditing work performed for the bank by independent external                        Number
       auditors as of any date during 1994 .......................................................................          2

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

--------------
(1) Includes total demand deposits and noninterest-bearing time and saving deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased."